EXHIBIT 10.3

                             PROMISSORY NOTE


$1,000,000.00                                          STOUGHTON, MASSACHUSETTS
                                                       September 11, 1998

         FOR VALUE RECEIVED, the undersigned Carl J. Yankowski (hereinafter "Yankowski") hereby promises to pay to the order of Reebok International Ltd., 100 Technology Center Drive, Stoughton, Massachusetts 02072 (hereinafter called "Reebok") the principal amount of ONE MILLION DOLLARS ($1,000,000.00), without interest, in the manner set forth herein.

         This Note and the indebtedness evidenced hereby are being provided pursuant to the terms of the letter agreement dated September 8, 1998 between Yankowski and Reebok (the "Employment Agreement").

         Subject to the terms and conditions herein, if Yankowski (i) is employed by Reebok for the full period from September 8, 1998 through and continuing beyond September 7, 2001 and (ii) does not terminate his employment with Reebok prior to September 7, 2003 for other than "good reason" (as defined in the Employment Agreement), then on September 8, 2003 the indebtedness evidenced by this Note shall be forgiven by Reebok in full as of September 8, 2001 and this Note shall be marked cancelled.

         In the event Yankowski's employment with Reebok is terminated prior to September 7, 2001, the following shall apply:

                  A. If Yankowski's employment with Reebok is terminated pursuant to Section 10C of the Employment Agreement, Yankowski will repay to Reebok within fourteen (14) days of such termination date a pro rata portion of the sums advanced to him pursuant to this Note based on the following formula:

                   Amount of principal to be repaid = $1,000,000
                                  multiplied by
                  (1,095 minus the number of days Yankowski was
                      employed by Reebok) divided by 1,095.

                  B. In the event Yankowski's employment with Reebok is terminated pursuant to Sections 10B or 10D, E, F or G of the Employment Agreement, the indebtedness evidenced by this Note shall be forgiven by Reebok in full as of the date of such termination and this Note shall be marked cancelled.

         In the event Yankowski terminates his employment with Reebok prior to September 7, 2003 for other than "good reason" (as defined in the Employment Agreement), Yankowski shall repay the full principal amount evidenced by this Note within fourteen (14) days of such termination date. The repayment obligation referenced in the preceding sentence shall not apply in the event of a termination of the Employment Agreement pursuant to Section 10B, 10D or 10E of the Agreement.

         Reebok shall have the right to set off any amounts which Yankowski owes Reebok hereunder against any monies which Reebok or any of its subsidiaries may owe to Yankowski, of any nature whatsoever, including without limitation, any compensation and any severance owed under the Employment Agreement or any other benefit owed to or held by Yankowski as an employee of Reebok or any of its subsidiaries, and Yankowski hereby agrees to and authorizes any such setoff.

         If payment of the principal on this Note is not paid in accordance with the terms aforementioned, then this Note shall be deemed to be in default and if suit is brought to collect this Note, Reebok shall be entitled to collect, in addition to any principal outstanding, all reasonable costs and expenses to include, but not necessarily be limited to, reasonable attorneys' fees and expenses.

         Presentment, notice of dishonor and protest are hereby waived by Yankowski. This Note shall be binding upon Yankowski and his heirs, executors, administrators, and legal representatives.

         No delay or omission on the part of Reebok in exercising any rights hereunder shall operate as a waiver of such rights or of any other right of Reebok, nor shall any delay, omission or waiver on any one occasion be deemed as a bar to or waiver of the same or any other right on any future occasion. This Note may not be changed or terminated orally.

         Yankowski shall have the right to prepay the principal of this Note, in whole or in part, at any time or times, without penalty.

         All rights and obligations hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, and this Note is executed as, and shall have effect of, a sealed instrument. If any provision of this transaction is inconsistent with the laws and statutes of The Commonwealth of Massachusetts, the rest of the transaction shall not be affected, and that part that is not in accord with the said laws shall be adjusted to so comply.

         IN WITNESS WHEREOF, the undersigned has executed this Note as an instrument under seal this 11 day of September, 1998.



                                           /S/ CARL J. YANKOWSKI
                                           Carl J. Yankowski